EXHIBIT 21

                     UNIVIEW TECHNOLOGIES CORPORATION
                        SUBSIDIARIES OF THE COMPANY

Name                               State of Incorporation

uniView Xpressway Corporation              Texas

Video Management, Inc.                     Texas
     --Network America, Inc.              Oklahoma

uniView Technologies Advanced
     Systems Group, Inc.                   Texas

uniView Technologies Products
     Group, Inc.                           Texas

uniView Network America Corp.              Texas

uniView Softgen Corporation                Texas

Curtis Mathes Corporation                 Delaware
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